UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 25, 2018

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the Company as specified in its charter)

Delaware	000-27782	11-3297463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Cadman Plaza West, 8th Floor
Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

(718) 782-6200
(Company’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On January 25, 2018, Dime Community Bancshares, Inc. (the “Company”) issued a press release containing a discussion of its results of operations and financial condition for the quarter and year ended December 31, 2017. The text of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference. Exhibit 99.1 to this report is being “furnished” to the SEC and shall not be deemed “filed” for any purposes.

Item 7.01	Regulation FD Disclosure

On January 25, 2018, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.14 per common share, payable on February 13, 2018 to stockholders of record on February 6, 2018. The text of the press release is attached as Exhibit 99.2 and is incorporated herein by reference. Exhibit 99.2 to this report is being “furnished” to the SEC and shall not be deemed “filed” for any purpose.

Item 8.01	Other Events

On December 22, 2017, the President signed into law the Tax Cuts and Jobs Act (the “Act”).  The Act amends the Internal Revenue Code to reduce tax rates and modify policies, credits, and deductions for individuals and business.  For businesses, the Act reduces the corporate federal tax rate from a maximum rate of 35% to a flat rate of 21%.  The rate reduction took effect January 1, 2018.

Under generally accepted accounting principles, the Company uses the asset and liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled.  As of a result of the reduction in the corporate income tax rate from 35% to 21%, the Company recorded tax expense of $3.1 million during the quarter ended December 31, 2017.  The impact to the Company’s earnings per common share during the quarter is estimated to be a reduction of approximately $0.08 per diluted share.

It is also estimated that the Company’s effective tax rate (including state and local tax) beginning in 2018 will approximate 25% due to this new tax legislation.  The Company’s actual revaluation of its deferred tax asset may vary from the estimated amount due to further clarification of the Act that cannot be estimated at this time.

This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances which factors are discussed in greater detail in the annual and quarterly reports it files with the SEC. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements which factors are discussed in greater detail in the annual and quarterly reports it files with the SEC. Accordingly, you should not place undue reliance on such statements.

Item 9.01          Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release of the Company, dated January 25, 2018, containing a discussion of the Company's results of operations and financial condition for the quarter and year ended December 31, 2017

99.2	Press release of the Company, dated January 25, 2018, containing a discussion of the Company’s declaration of a cash dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dime Community Bancshares, Inc.
(Company)

/s/ JAMES L. RIZZO
James L. Rizzo
Senior Vice President & Comptroller
(Principal Financial Officer)

Dated:  January 26, 2018

INDEX TO EXHIBITS

Exhibit Number

99.1	Press release of the Company, dated January 25, 2018, containing a discussion of the Company's results of operations and financial condition for the quarter and year ended December 31, 2017

99.2	Press release of the Company, dated January 25, 2018, containing a discussion of the Company’s declaration of a cash dividend